CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 for the registration of shares issued in accordance with the 2005 Stock Incentive Plan, of our report dated August 9, 2004, on our audit of the consolidated financial statements of Intrepid Technology & Resources, Inc. as of June 30, 2004 and for the year then ended.


/s/Eide Bailly, LLP (formerly Balukoff Lindstrom & Co., P.A. - joined Eide Bailly November 1, 2004)
Boise, Idaho
March 1, 2006